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                                                                   EXHIBIT 10.25

         AGREEMENT ("Agreement") made and entered into this as of this 25th day of September, 2000, by and between CORPAS INVESTMENTS, INC., d/b/a MediaWebcast, a Florida corporation having its principal place of business at 1640 5th Street, Suite 218, Santa Monica, California 90401 (hereinafter referred to as "MW"), on the one hand, and YOSHIMOTO KOGYO LTD., a Japanese corporation having its principal place of business at 11-6 Namba-sennichimae, Chuoku, Osaka-city, Osaka-fu and NUX, Inc., a Japanese corporation and subsidiary of Yoshimoto Kogyo Ltd., having its principal place of business at 11-6 Namba-sennichimae, Chuoku, Osaka-city, Osaka-fu (hereinafter collectively referred to as "YK"), on the other hand.

                                    RECITALS:

         WHEREAS, YK has exclusive rights to various extreme sports-related Materials (as defined below); and

         WHEREAS, YK is interested in granting exclusive rights to MW to edit and produce programming based on the Materials, and to distribute and/or sell the programming within the territory and in the manner more particularly set forth herein; and

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is agreed between YK and MW (sometimes collectively referred to as "the Parties") as follows:

         1. Materials. The materials covered by this Agreement shall include, but not necessarily be limited to, materials on events of X-Sports and Core Games, which YK shall deliver to MW, at YK's sole cost and expense, on broadcast quality masters acceptable to MW, together with separated graphics, transcriptions and iso audio channels and such other materials as may be (the "Materials").

         2.       Grant of Rights.

                  (a) YK shall grant MW the exclusive right to edit and produce thirty (30) minute episodes (including applicable translation rights), utilizing the Materials (the "Programming"), and to distribute, sub-distribute, license, sell and market (collectively, "distribute") the Programming in the Territory as hereinafter defined on (a) all forms of domestic and international television now known or hereafter devised including, without limitation, free, pay, closed circuit, Direct Broadcast Satellite, CATV, syndicated or otherwise;
(b) in multi-media, CD-ROM, interactive media and the Internet; and (c) in the home video and DVD market (collectively, the "Licensed Rights"); and, if applicable, to use the name, tradename, trademark and/or logo of YK in connection with MW's exploitation of the Licensed Rights.

                  (b) As to multi-media, CD-ROM, interactive media and Internet rights only (the "Internet Rights"), distribution, if any, shall be on a project by project basis and subject to YK's prior written approval.

         3. Territory. The territory covered by this Agreement shall be worldwide, excluding Asia as to international broadcast and videocassette/DVD sales (the "Territory").

         4. Term. The term of this Agreement shall commence on full execution and shall continue in perpetuity (the "Term"), unless earlier terminated by reason of default pursuant to Paragraph 12 below.

         5.       Fees/Royalties.

                  (a) As to domestic (encompassing the United States, its territories and possessions) broadcast distribution rights and pre-approved Internet rights, MW shall pay YK the sum of Five Thousand (U.S.$5,000) United States Dollars per month for each month of original episodes delivered to MW by YK, with MW retaining, as its sole and exclusive property, all revenue derived from such domestic broadcast distribution and pre-approved Internet rights.


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                  (b) As to international broadcast distribution rights within the Territory, each of MW and YK shall retain fifty (50%) percent of Net Revenues (as defined below); and

                  (c) As to worldwide videocassette/DVD sales within the Territory, each of MW and YK shall retain fifty (50%) percent of Net Revenues (as defined below).

         6.       Net Revenues.

                  (a) Net Revenues shall mean the amount of "Gross Receipts" (defined below) remaining after deducting therefrom, on a continuing basis, the sum of all verifiable costs incurred in connection with the distribution, exploitation, licensing, promotion or sale of the Programming and the Licensed Rights granted herein ("Direct Distribution Costs"). Direct Distribution Costs shall include, but not necessarily be limited to, production and manufacturing costs, advances and distribution fees and expenses, shipping and courier charges, clearance and brokerage fees, warehouse and handling charges, insurance, bank transfer charges, direct publicity or promotional costs (e.g., creation of advertising materials, paid advertising), taxes and duties including withholding taxes (but excluding MW's income taxes), duplication of master tapes, PAL duplication, dubbing, foreign language versioning (if required) and copyright registrations and searches (if required).

                  (b) "Gross Receipts" shall mean all nonrefundable cash revenues actually received by MW attributable to the Licensed Rights. No sums shall be included in Gross Receipts hereunder unless and until such sums have been received by MW in U.S. Dollars in the United States.

         7. Payments/Accountings. Payments of Net Revenues due to YK hereunder shall be made in United States Dollars within thirty (30) days of the end of each calendar quarter and shall be accompanied by an accounting statement setting forth the calculation thereof. YK shall have the right to audit the books and records of MW, once per calendar year as to the calculation of Net Revenues, on not less than two (2) weeks advance written notice to MW of YK's request to conduct an audit. Audits, if any, shall take place at MW's principal place of business where all books and records pertaining to this Agreement shall be maintained.

         8. YK Warranties and Representations: YK warrants and represents as follows:

                  (a) YK has the full and complete corporate and legal right and authority to enter into this Agreement and will perform all obligations required to be performed by it in accordance with this Agreement.

                  (b) YK has the authority to grant the rights licensed to MW pursuant to this Agreement, free and clear of pending claims, liens, charges, restrictions or encumbrances of any kind whatsoever, and the exercise by MW of the rights and license granted to it herein shall not violate nor infringe on any rights of any kind of any third party including, but not limited to, copyright, trademark, contract, defamation, privacy or publicity rights.

                  (c) MW, in the exercise of its rights hereunder, will not be requested to make any payment to any third party involved in the production of the Materials to be incorporated in the Programming or who rendered services in connection therewith, or any music performance fees, or to or on account of any union, guild or other collective bargaining agent because of any exploitation of the Materials by MW, and any such payments shall be borne solely by YK, and MW shall have no responsibility whatsoever with respect thereto.

         9. MW Warranties and Representations: MW warrants and represents as follows:

                  (a) MW has the full and complete corporate and legal right and authority to enter into this Agreement and will perform all obligations required to be performed by it in accordance with this Agreement.

                  (b) As to any original material produced by MW for incorporation in the Programming, MW will secure all rights, releases, clearances and licenses (including music licenses, i.e., synchronization and performance) required to enable MW to fully exploit the Programming in accordance with the terms of this Agreement.


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         10.       Indemnification.

                  (a) MW shall defend, indemnify and hold harmless YK, its officers, directors and employees, from and against any demand, claim, action, liability, cost and expense (including reasonable legal fees) arising out of or in connection with MW's breach of any of the representations, warranties or provisions contained in this Agreement.

                  (b) YK shall defend, indemnify and hold harmless MW, its officers, directors and employees and its sub-distributors and licensees and its and their respective officers, directors and employees from and against any demand, claim, action, liability, damages, cost and expense (including reasonable legal fees) arising out of or in connection with YK's breach of any of the representations, warranties or provisions contained in this Agreement.

         11. Copyright. Copyright for Programming covered by this Agreement shall be held jointly in the names of Yoshimoto Kogyo Ltd. and Corpas Investments, Inc., d/b/a Mediawebcast.

         12. Default. This Agreement may be terminated by either party upon written notice if: (a) either party breaches a material provision of this Agreement and fails to remedy such breach within thirty (30) business days after written notice thereof by the other party or, with respect to MW's payment obligations to YK, if such breach has not been cured within fourteen (14) days after written notice thereof; or (b) any representation or warranty made herein shall be found to be false, incorrect or misleading in any material respect, by omission or otherwise.

         13. Notices. Any notice, payment, request or other communication required or permitted to be given hereunder by either of the Parties to the other of them shall be given, made or communicated, as the case may be, by personally delivering the same, by facsimile transmission, courier service, or registered or certified mail, first-class, airmail postage prepaid, return receipt requested, addressed to the recipient at the respective address set forth in the Preamble to this Agreement, or to such other address as may be provided by one party to the other in accordance with this Paragraph 13.

         14. Assignment. This Agreement will be binding upon and will inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Neither party may assign this Agreement without the prior written consent of the other party, except that YK may assign its right to payment of monies hereunder, and MW may assign its rights to a successor company that may arise from MW merging, being acquired by or partnering with another company.

         15. Amendment/Waiver. This Agreement may not be amended or modified, nor may any provision thereof be waived, except by a writing signed by the party to be charged therewith. No payment by MW shall constitute a waiver of any term or condition of this Agreement.

         16. Relationship of the Parties. Nothing herein contained shall be construed to create a joint venture or partnership between the Parties hereto. Neither of the parties shall hold itself out contrary to the terms of this provision, by advertising or otherwise, nor shall MW or YK be bound or become liable because of any representations, actions or omissions of the other.

         17. Further Assurances. Each of the Parties shall execute and deliver any further documents or instruments the other may reasonably request to carry out the intent of this Agreement.

         18. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of California applicable to contracts made and to be entirely performed in such state. Any action or proceeding of any kind or nature with respect to or arising out of this Agreement shall, if brought by any party hereto, be instituted and resolved in the federal or state courts located within the State of California, County of Los Angeles, and each of the Parties consents to jurisdiction and service of process in such locale.

         19. Severability. Should any provision of this Agreement be held to be void, invalid or inoperative, the remainder of this Agreement shall be effective as though such void, invalid or inoperative provision had not been contained in this Agreement.



         IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written.

CORPAS INVESTMENTS, INC.,
  d/b/a/ MediaWebcast


By /s/ Molly A. Miles
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General Manager
YOSHIMOTO KOGYO LTD.

Chief Executive Officer
NUX, INC.

By      /s/ Hiroshi Osaki
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         Hirosho Osaki